Exhibit 99.1

NEWS RELEASE

7007 Pinemont Drive

Houston, TX 77040 USA

Contact: Rick Wheeler

President and CEO

TEL: 713.986.4444

FAX: 713.986.4445

FOR IMMEDIATE RELEASE

GEOSPACE TECHNOLOGIES REPORTS FISCAL YEAR 2019 FIRST QUARTER RESULTS

Houston, Texas – February 5, 2019 – Geospace Technologies (NASDAQ: GEOS) today announced that revenue for the first quarter ended December 31, 2018 increased 22% to $17.9 million from $14.6 million in the corresponding period of last year. Net loss for the first quarter decreased to $5.9 million, or $0.44 per diluted share, compared to a net loss of $9.5 million, or $0.72 per diluted share, in the same period last year.

Walter R. (“Rick”) Wheeler, President and CEO of Geospace Technologies said, “We are pleased to see our first quarter revenue increase by 22% over last year. This is our best first quarter revenue performance in the past three fiscal years. The increased revenue combined with cost reductions efforts initiated in last year’s first quarter facilitated a 37% reduction in our operating loss.”

Oil and Gas Markets Segment

Revenue from the oil and gas markets segment for the first quarter totaled $11.0 million, an increase of 37% from the corresponding year ago period. Increased demand for the rental of OBX marine nodal systems, including a 9,000-station system delivery that was completed in July 2018, facilitated the increase in revenue. The company recently delivered 5,000 additional OBX rental stations to another customer and expects to increase this quantity to 7,500 stations during its second quarter. In addition, Geospace plans to manufacture another 5,000 OBX stations scheduled for delivery to a new customer in the third quarter of fiscal year 2019. As a result, the company expects additional increases to its capital investment in OBX rental equipment in its second and third quarters to take advantage of these market opportunities.

Demand for sales of traditional and land-wireless products dipped substantially during the first quarter. The company’s traditional seismic products generated total revenue of $2.8 million in the three months ended December 31, 2018, reflecting a reduction of 26.5% from the corresponding period of last year. Revenue from land-wireless product sales was insignificant for the first quarter. Last year’s wireless product revenue was primarily driven by the sale of a substantial portion of the company’s land-based GSX rental fleet to a European seismic contractor. The company believes the lower product demand in its first quarter is primarily attributable to subdued and highly volatile demand for products used in seismic exploration activities. The company’s land-based products, and certain marine products, were affected by this demand volatility. Geospace expects demand for these products to rise and fall in direct response to increases and decreases in seismic exploration activity, which is expected to fluctuate with crude oil commodity prices.

The company’s reservoir seismic products experienced a revenue increase of 52% in the first quarter compared to last year. This segment’s revenue contribution of $937,000 was derived mainly from its borehole products and is expected to remain a relatively small contributor to the company’s consolidated revenue. The company believes permanent reservoir monitoring (PRM) systems have the potential to generate much larger revenue from this product segment. Discussions with oil and gas companies interested in the installation of such systems have become more active in recent months, and the company believes its acquisition of the OptoSeis® fiber optic sensing technology extends its product offerings and opportunities to serve this market. The company believes an open tender for a PRM system could be requested in fiscal year 2019. However, if awarded to Geospace, the company does not expect to recognize any PRM revenue until subsequent fiscal years.

Adjacent Markets Segment

Product revenue from the company’s adjacent markets segment totaled $6.6 million setting a new record of first quarter performance for these products. The increased revenue was driven by greater demand for thermal imaging products and contract manufacturing services, but was partially offset by a reduction in demand for its smart water meter related products. Management believes that demand for industrial products will continue to grow despite seasonal variations in demand.

Emerging Markets Segment

The company’s emerging markets segment was launched with the acquisition of Quantum Technology Sciences (“Quantum”) in July 2018. This segment produced $88,000 in revenue for the first quarter. Quantum focuses on products that incorporate seismic acoustic technology in the delivery of border and perimeter security solutions. The company’s progressive efforts in the design, manufacture, and deployment of technology in this field are intended to result in the advancement of innovative products for both domestic and international markets. The company does not currently anticipate Quantum will make a significant revenue contribution in the near term, but the company’s progressive efforts in the design, manufacture, and deployment of technology in this field are intended to produce an emergence of advanced innovative products that can meaningfully contribute to future revenues.

Balance Sheet and Liquidity

As of December 31, 2018, the company had approximately $26.6 million in cash, cash equivalents, and short-term investments. In addition, the company had a borrowing availability of $20.9 million from its untapped line of credit that extends to April 2020. Geospace currently has no outstanding debt and owns unencumbered properties and real estate in both domestic and international locations. Management believes that the company’s strong balance sheet, comprising no debt and $47.5 million of total liquidity, is a significant enabler for growing its future revenue through the advancement and market penetration of its technology products.

Wheeler concluded, “The first quarter has provided a relatively good introduction to the 2019 fiscal year, marking yet a fourth straight quarter of positive gross profits. As soon as oil and gas companies get back to the business of exploring for new reserves and managing existing reserves through seismic imaging, the promise of an improved climate in 2019 for the seismic industry will further take hold. For Geospace, we are seeing how our seismic technology innovations are driving increased demand for our wireless OBX products, and we are extending our ability to meet that demand through additional investment in these products. In conjunction with leveraging such recognized improvements in our oil and gas market segment, we also believe it remains critical for us to continue our diversification efforts in our adjacent and emerging markets. As our 2019 fiscal year unfolds, we will continue our tandem focus on these multiple paths to success.”

Conference Call Information

Geospace Technologies will host a conference call to review its fiscal year 2019 first quarter financial results on February 6, 2019 at 10:00 a.m. Eastern Time (9 a.m. Central). Participants can access the call at (877) 876-9173 (US) or (785) 424-1667 (International). Please reference the conference ID: GEOSQ119 prior to the start of the conference call. A replay will be available for approximately 60 days and may be accessed through the Investor tab of our website at www.geospace.com.

About Geospace Technologies

Geospace principally designs and manufactures seismic instruments and equipment. We primarily market our seismic products to the oil and gas industry to locate, characterize and monitor hydrocarbon producing reservoirs. We also market our seismic products to other industries for vibration monitoring, border and perimeter security and various geotechnical applications. We design and manufacture other products of a non-seismic nature, including water meter products, imaging equipment and offshore cables.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements can be identified by terminology such as “may”, “will”, “should”, “intend”, “expect”, “plan”, “budget”, “forecast”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, “continue”, “evaluating” or similar words. Statements that contain these words should be read carefully because they discuss our future expectations, contain projections of our future results of operations or of our financial position or state other forward-looking information. Examples of forward-looking statements include, among others, statements that we make regarding our expected operating results, the results and success of our transactions with Quantum and the OptoSeis® technology, the adoption and sale of our products in various geographic regions, anticipated levels of capital expenditures and the sources of funding therefore, and our strategy for growth, product development, market position, financial results and the provision of accounting reserves. These forward-looking statements reflect our best judgment about future events and trends based on the information currently available to us. However, there will likely be events in the future that we are not able to predict or control. The factors listed under the caption “Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K which is on file with the Securities and Exchange Commission, as well as other cautionary language in such Annual Report, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Such examples include, but are not limited to, the failure of the Quantum or OptoSeis technology transactions to yield positive operating results, decreases in commodity price levels, which could reduce demand for our products, the failure of our products to achieve market acceptance, despite substantial investment by us, our sensitivity to short term backlog, delayed or cancelled customer orders, product obsolescence resulting from poor industry conditions or new technologies, bad debt write-offs associated with customer accounts, lack of further orders for our OBX systems, failure of our Quantum products to be adopted by the border and security perimeter market, and infringement or failure to protect intellectual property. The occurrence of the events described in these risk factors and elsewhere in our most recent Annual Report on Form 10-K could have a material adverse effect on our business, results of operations and financial position, and actual events and results of operations may vary materially from our current expectations. We assume no obligation to revise or update any forward-looking statement, whether written or oral, that we may make from time to time, whether as a result of new information, future developments or otherwise.

GEOSPACE TECHNOLOGIES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended
	December 31, 2018	December 31, 2017
Revenue:
Products	$10,459	$13,274
Rental	7,416	1,370

Total revenue	17,875	14,644

Cost of revenue:
Products	11,220	13,096
Rental	3,565	2,516

Total cost of revenue	14,785	15,612

Gross profit (loss)	3,090	(968)

Operating expenses:
Selling, general and administrative	6,085	5,129
Research and development	3,171	3,158
Bad debt expense (recovery)	(103)	350

Total operating expenses	9,153	8,637

Loss from operations	(6,063)	(9,605)

Other income (expense):
Interest expense	(34)	(64)
Interest income	272	263
Foreign exchange gains (losses), net	67	(43)
Other, net	(88)	(25)

Total other income, net	217	131

Loss before income taxes	(5,846)	(9,474)
Income tax expense	7	6

Net loss	$(5,853)	$(9,480)

Loss per common share:
Basic	$(0.44)	$(0.72)

Diluted	$(0.44)	$(0.72)

Weighted average common shares outstanding:
Basic	13,339,408	13,202,384

Diluted	13,339,408	13,202,384

GEOSPACE TECHNOLOGIES CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands except share amounts)

(unaudited)

	December 31, 2018	September 30, 2018
ASSETS
Current assets:
Cash and cash equivalents	$17,111	$11,934
Short-term investments	9,495	25,471
Trade accounts receivable, net	12,399	14,323
Financing receivables	3,843	4,258
Inventories	17,565	18,812
Prepaid expenses and other current assets	3,336	1,856

Total current assets	63,749	76,654

Rental equipment, net	52,394	39,545
Property, plant and equipment, net	33,302	33,624
Non-current inventories	31,003	31,655
Goodwill	5,980	4,343
Other intangible assets, net	12,163	8,006
Deferred income tax assets, net	264	246
Non-current financing receivables, net	3,793	4,740
Prepaid income taxes	57	54
Other assets	225	213

Total assets	$202,930	$199,080

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable trade	$8,338	$4,106
Accrued expenses and other current liabilities	6,391	6,826
Deferred revenue	4,620	3,752
Income tax payable	96	51

Total current liabilities	19,445	14,735

Contingent earn-out liabilities	12,055	7,713
Deferred income tax liabilities	33	45

Total liabilities	31,533	22,493

Commitments and contingencies:

Stockholders’ equity:
Preferred stock, 1,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $.01 par value, 20,000,000 shares authorized, 13,632,791 and 13,600,541 shares issued and outstanding	136	136
Additional paid-in capital	86,933	86,116
Retained earnings	100,101	105,954
Accumulated other comprehensive loss	(15,773)	(15,619)

Total stockholders’ equity	171,397	176,587

Total liabilities and stockholders’ equity	$202,930	$199,080

GEOSPACE TECHNOLOGIES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three Months Ended
	December 31, 2018	December 31, 2017
Cash flows from operating activities:
Net loss	$(5,853)	$(9,480)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Deferred income tax benefit	(61)	(55)
Rental equipment depreciation	2,711	2,247
Property, plant and equipment depreciation	919	1,095
Amortization of intangible assets	362	—
Accretion of discounts on short-term investments	(7)	13
Stock-based compensation expense	602	826
Bad debt expense (recovery)	(103)	350
Inventory obsolescence expense	1,428	1,434
Gross profit from sale of used rental equipment	—	(2,566)
Realized loss on short-term investments	59	—
Effects of changes in operating assets and liabilities:
Trade accounts receivable	1,824	2,562
Income tax receivable	—	10
Inventories	(6,302)	(2,865)
Prepaid expenses and other current assets	(1,472)	(329)
Prepaid income taxes	(12)	41
Accounts payable trade	4,240	723
Accrued expenses and other	2,008	267
Deferred revenue	879	(65)
Income tax payable	50	—

Net cash provided by (used in) operating activities	1,272	(5,792)

Cash flows from investing activities:
Purchase of property, plant and equipment	(717)	(218)
Investment in rental equipment	(10,164)	—
Proceeds from the sale of used rental equipment	728	997
Purchases of short-term investments	—	(1,905)
Proceeds from the sale of short-term investments	16,081	5,898
Business acquisition	(1,819)	—
Payments for damages related to insurance claim	(118)	—
Proceeds from insurance claim	78	—

Net cash provided by investing activities	4,069	4,772

Cash flows from financing activities:
Proceeds from the exercise of stock options	215	—

Net cash provided by financing activities	215	—

Effect of exchange rate changes on cash	(379)	(149)

Increase (decrease) in cash and cash equivalents	5,177	(1,169)
Cash and cash equivalents, beginning of fiscal year	11,934	15,092

Cash and cash equivalents, end of fiscal period	$17,111	$13,923

GEOSPACE TECHNOLOGIES CORPORATION AND SUBSIDIARIES

SUMMARY OF SEGMENT REVENUE AND OPERATING LOSS

(in thousands)

(unaudited)

	Three Months Ended
	December 31, 2018	December 31, 2017
Oil and Gas Markets segment revenue:
Traditional exploration products	$2,785	$3,790
Wireless exploration products	7,282	3,631
Reservoir products	937	618

	11,004	8,039

Adjacent Markets segment revenue:
Industrial product revenue	3,561	3,676
Imaging product revenue	3,074	2,778

	6,635	6,454

Emerging Markets segment revenue:
Border and perimeter security product revenue	88	—

Corporate	148	151

Total revenue	$17,875	$14,644

	Three Months Ended
	December 31, 2018	December 31, 2017
Operating income (loss):
Oil and Gas Markets segment	$(2,601)	$(7,673)
Adjacent Markets segment	982	1,029
Emerging Markets segment	(1,192)	—
Corporate	(3,252)	(2,961)

Total operating loss	$(6,063)	$(9,605)